Exhibit 99.1

Helen of Troy Limited Reports Second Quarter Fiscal 2019 Results

Consolidated Net Sales Revenue Growth of 14.1%; Core Business Growth of 14.2%
GAAP Diluted Earnings Per Share (EPS) from Continuing Operations of $1.66
Adjusted Diluted EPS from Continuing Operations of $1.98
Increases Fiscal 2019 Diluted EPS from Continuing Operations Outlook to $6.31 - $6.46
Increases Fiscal 2019 Adjusted Diluted EPS from Continuing Operations Outlook to $7.65 - $7.90
Increases Fiscal 2019 Consolidated Net Sales Outlook to $1.535 - $1.560 billion

El Paso, Texas, October 9, 2018 — Helen of Troy Limited (NASDAQ: HELE), designer, developer and worldwide marketer of consumer brand-name housewares, health and home and beauty products, today reported results for the three-month period ended August 31, 2018. Following the divestiture of Healthy Directions on December 20, 2017, the Company no longer consolidates the Nutritional Supplements segment’s operating results. That former segment’s operating results are included in the Company’s financial statements and classified as discontinued operations for all periods presented.

Executive Summary – Second Quarter of Fiscal 2019

•	Consolidated net sales revenue increase of 14.1%, including:

◦	An increase in Leadership Brand net sales of approximately 20.5%

◦	An increase in online channel net sales of approximately 16.1%

◦	Core business growth of 14.2%

•
GAAP operating income of $50.7 million, or 12.9% of net sales, which includes $0.9 million in restructuring charges, compared to $39.7 million, or 11.5% of net sales for the same period last year, which included a $3.6 million charge related to the bankruptcy of Toys "R" Us ("TRU")

•	Non-GAAP adjusted operating income growth of 16.7% to $59.6 million, or 15.1% of net sales, compared to $51.1 million, or 14.8% of net sales, for the same period last year

•
GAAP diluted EPS from continuing operations of $1.66, which includes $0.03 per share of restructuring charges, compared to $1.26 for the same period last year, which included a $0.12 per share charge related to the TRU bankruptcy

•	Non-GAAP adjusted diluted EPS from continuing operations growth of 20.0% to $1.98, compared to $1.65 for the same period last year

Julien R. Mininberg, Chief Executive Officer, stated: “Our business generated excellent results in the second quarter as we continued to benefit from the strategic choices we made as part of our transformation plan. These choices included disciplined investments in our Leadership Brands, our infrastructure and our people, which contributed to a net sales increase of 14.1% and an increase in adjusted diluted EPS from continuing operations of 20.0%. Net sales for our Leadership Brands grew 20.5%, and our online sales increased 16% to represent 15% of total net sales in the quarter. We experienced strong point of sales trends as well as healthy customer replenishment in the majority of our businesses. We also improved our consolidated adjusted operating margin as we benefited from more sales of our higher-margin Leadership Brands, better operating leverage and further efficiencies from our shared services platform. Our second quarter performance caps a strong first half with net sales growth of 11.6%, Leadership Brands net sales growth of 17.7%, and adjusted EPS growth of 25.8%.”
Mr. Mininberg continued: “Based on the strength of the first half of the fiscal year, we are pleased to be increasing our full year outlook. While the second half of the year is not without its challenges, including the impact of expected commodity and freight inflation, and the adverse impact of tariffs, we believe we have the right plans in place to help mitigate the majority of these factors and further increase our marketing investment behind our Leadership Brands in the remainder of the fiscal year.”
Mr. Mininberg concluded: “Our multi-year results reflect our organization's disciplined execution of Helen of Troy's transformation plan. An important element of that plan is ownership behavior. Our 1,500 associates around the world feel and act like passionate owners. As we honor their contributions that made Helen of Troy the company it is today, and reinforce their role in our future, we recently awarded associates at all levels and all locations 50 Helen of Troy stock units. This is a fitting number as we proudly celebrate our 50th Anniversary. We are confident this award will make our associates even more deeply connected to the company, and to each other, and to continue to think and act in the best interests of our shareholders.”

	Three Months Ended August 31,
	Housewares	Health & Home	Beauty	Total
Fiscal 2018 sales revenue, net	$115,124	$146,063	$83,762	$344,949
Core business growth (decline)	22,340	29,588	(3,076)	48,852
Impact of foreign currency	34	132	(419)	(253)
Change in sales revenue, net	22,374	29,720	(3,495)	48,599
Fiscal 2019 sales revenue, net	$137,498	$175,783	$80,267	$393,548

Total net sales revenue growth (decline)	19.4%	20.3%	(4.2)%	14.1%
Core business growth (decline)	19.4%	20.3%	(3.7)%	14.2%
Impact of foreign currency	—%	0.1%	(0.5)%	(0.1)%

Operating margin (GAAP)
Fiscal 2019	20.6%	7.8%	10.8%	12.9%
Fiscal 2018	20.3%	5.1%	10.7%	11.5%
Adjusted operating margin (non-GAAP)
Fiscal 2019	22.4%	10.5%	12.8%	15.1%
Fiscal 2018	22.4%	9.6%	13.6%	14.8%
Consolidated Operating Results - Second Quarter Fiscal 2019 Compared to Second Quarter Fiscal 2018

•
Consolidated net sales revenue increased 14.1% to $393.5 million compared to $344.9 million, primarily due to an increase in brick and mortar sales in our Housewares and Health & Home segments, growth in online sales and growth in international sales. Net sales from our Leadership Brands increased 20.5% to $319.0 million, compared to $264.9 million. These factors were partially offset by lower brick and mortar sales and the rationalization of certain brands and products in our Beauty segment and the unfavorable impact from foreign currency fluctuations of approximately $0.3 million, or 0.1%. The Company reclassified $2.3 million of expense from selling, general and administrative expense ("SG&A") to a reduction of net sales revenue for the second quarter of fiscal 2018 to conform with ASU 2014-09 “Revenue from Contracts with Customers”. Please refer to Note 8 of the accompanying schedules to the press release for additional information.

•
Consolidated gross profit margin decreased 2.2 percentage points to 39.4%, compared to 41.6%. The decrease in consolidated gross profit margin is primarily due to less favorable product and channel mix and a higher mix of shipments made on a direct import basis, partially offset by margin lift from growth in our Leadership Brands.

•
Consolidated SG&A as a percentage of sales decreased by 3.8 percentage points to 26.3% of net sales compared to 30.1%. The decrease is primarily due to the favorable comparative impact of a $3.6 million charge related to the bankruptcy of TRU for the same period last year, improved distribution and logistics efficiency, the favorable impact of a higher mix of shipments made on a direct import basis, lower amortization expense and the impact that higher overall net sales had on operating leverage. These factors were partially offset by higher share-based compensation expense related to long-term incentive plans.

•
Consolidated operating income was $50.7 million, or 12.9% of net sales, compared to $39.7 million, or 11.5% of net sales. Operating income for the second quarter of fiscal 2019 includes pre-tax restructuring charges of $0.9 million, compared to a $3.6 million charge related to the TRU bankruptcy for the same period last year. The effect of these items favorably impacted the year-over-year comparison of operating margin by 0.8 percentage points. The remaining improvement in consolidated operating margin primarily reflects improved distribution and logistics efficiency, lower amortization expense, the favorable impact of increased operating leverage from net sales growth and the favorable margin impact from Leadership Brand growth. These factors were partially offset by a less favorable channel and product mix and higher share-based compensation expense related to long-term incentive plans.

•
The effective tax rate was 8.3%, compared to an effective tax rate of 4.1% for the same period last year, which included a $2.2 million benefit related to the favorable resolution of an uncertain tax position.

•
Income from continuing operations was $44.0 million, or $1.66 per diluted share on 26.6 million weighted average shares outstanding, compared to $34.6 million, or $1.26 per diluted share on 27.4 million weighted average diluted shares outstanding. Income from continuing operations for the second quarter of fiscal 2019 includes after-tax restructuring charges of $0.8 million, or $0.03 per share. This compares to after-tax charges related to the TRU bankruptcy of $3.4 million, or $0.12 per share, in the second quarter of fiscal 2018.

•
There was no income or loss from discontinued operations for the second quarter of fiscal 2019. Loss from discontinued operations was $25.6 million or $0.94 per share, for the second quarter of fiscal 2018.

•
Adjusted EBITDA (EBITDA excluding restructuring charges, TRU bankruptcy charge, non-cash asset impairment charges, and non‐cash share-based compensation, as applicable) increased 15.9% to $63.6 million compared to $54.9 million.

On an adjusted basis for the second quarters of fiscal 2019 and 2018, excluding restructuring charges, TRU bankruptcy charge, non-cash asset impairment charges, non‐cash share-based compensation, and non-cash amortization of intangible assets, as applicable:

•
Adjusted operating income increased $8.5 million, or 16.7%, to $59.6 million, or 15.1% of net sales, compared to $51.1 million, or 14.8% of net sales. The 0.3 percentage point increase in adjusted operating margin primarily reflects improved distribution and logistics efficiency, the favorable impact of increased operating leverage from net sales growth and the favorable margin impact from Leadership Brand growth. These factors were partially offset by a less favorable channel and product mix.

•
Adjusted income from continuing operations increased $7.3 million, or 16.2%, to $52.5 million, or $1.98 per diluted share, compared to $45.2 million, or $1.65 per diluted share. The 20.0% increase in adjusted diluted EPS from continuing operations was primarily due to the impact of higher adjusted operating income in our Health & Home and Housewares business segments, lower interest expense and lower weighted average diluted shares outstanding compared to the same period last year.

Segment Operating Results - Second Quarter Fiscal 2019 Compared to Second Quarter Fiscal 2018
Housewares net sales increased by 19.4% primarily due to point of sale growth with existing domestic customers, higher sales in the club channel, an increase in online sales, new product introductions and an increase in certain customer inventory levels compared to the prior year. These factors were partially offset by lower international sales. GAAP operating margin was 20.6% compared to 20.3%. The 0.3 percentage point increase in operating margin was primarily due to the favorable comparative impact of a $1.0 million charge related to the bankruptcy of TRU for the same period last year, a higher mix of Hydro Flask sales, improved distribution and logistics efficiency and the favorable impact of increased operating leverage from net sales growth. These factors were partially offset by less favorable channel mix, higher personnel costs and higher share-based compensation expense related to long-term incentive plans. Segment adjusted operating income increased 19.7% to $30.8 million, or 22.4% of segment net sales, compared to $25.8 million, or 22.4% of segment net sales.
Health & Home net sales increased 20.3% primarily due to higher sales of seasonal products, online growth, incremental distribution and shelf space gains with existing customers, and growth in international sales. These factors were partially offset by the unfavorable comparative impact from the retail fill-in of a new product introduction for the same period last year. GAAP operating margin was 7.8% compared to 5.1%. The increase in operating margin was primarily due to the favorable comparative impact of a $2.6 million charge related to the bankruptcy of TRU for the same period last year, the favorable impact of increased operating leverage from net sales growth and improved distribution and logistics efficiency. These factors were partially offset by the margin impact from a less favorable product mix and higher share-based compensation expense related to long-term incentive plans. Segment adjusted operating income increased 32.3% to $18.5 million, or 10.5% of segment net sales, compared to $14.0 million, or 9.6% of segment net sales.

Beauty net sales decreased 4.2% primarily driven by a decline in brick and mortar sales and rationalization of certain brands and products. These factors more than offset growth in the online channel.  Segment net sales were unfavorably impacted by net foreign currency fluctuations of approximately $0.4 million, or 0.5%. GAAP operating margin was 10.8% compared to 10.7%. The increase in segment operating margin is primarily due to lower media advertising expense, lower amortization, and cost savings from the Company's restructuring plan (Project Refuel). These factors were partially offset by pre-tax restructuring charges of $0.9 million, a less favorable product mix and the unfavorable impact of decreased operating leverage from the decline in net sales. Segment adjusted operating income decreased 9.5% to $10.3 million, or 12.8% of segment net sales, compared to $11.4 million, or 13.6% of segment net sales.

Balance Sheet and Cash Flow Highlights - Second Quarter Fiscal 2019 Compared to Second Quarter Fiscal 2018

•	Cash and cash equivalents totaled $19.9 million, compared to $14.1 million

•	Total short- and long-term debt was $301.1 million, compared to $444.3 million, a net decrease of $143.2 million

•	Accounts receivable turnover was 65.4 days, compared to 61.8 days

•	Inventory was $284.8 million, compared to $318.7 million, a net decrease of 10.6%. Inventory turnover was 3.3 times compared to 2.8 times

•
Net cash provided by operating activities in the first half of the fiscal year declined $22.1 million to $37.3 million primarily due to an increase in accounts receivable and a dispute settlement payment of $15.0 million, partially offset by increased net income

Fiscal 2019 Annual Outlook
For fiscal 2019, the Company is increasing its outlook for consolidated net sales revenue to be in the range of $1.535 to $1.560 billion, which implies consolidated sales growth of 3.8% to 5.5% after accounting for the expected impact from the adoption of ASU 2014-09 “Revenue from Contracts with Customers” (Revenue Recognition Standard) in fiscal 2019 with conforming reclassifications to fiscal 2018.  Please refer to the table entitled “Fiscal Year 2019 Outlook for Net Sales Revenue After Adoption of Revenue Recognition Standard” in the accompanying tables to this press release for additional information.

The Company’s net sales outlook assumes the severity of the cough/cold/flu season will be in line with historical averages, which unfavorably impacts the year-over-year comparison by 1.1%. The Company’s net sales outlook also assumes that September 2018 foreign currency exchange rates will remain constant for the remainder of the fiscal year. Finally, the Company’s net sales outlook reflects the following expectations by segment:

•	Housewares net sales growth of 9% to 11%;

•	Health & Home net sales growth of 5% to 7%, including an unfavorable impact of approximately 2.3% from the average cough/cold/flu season assumption; and

•	Beauty net sales decline in the low- to mid-single digits.

The Company is also increasing its EPS outlook, now expecting consolidated GAAP diluted EPS from continuing operations of $6.31 to $6.46  and non-GAAP adjusted diluted EPS from continuing operations in the range of $7.65 to $7.90, which excludes any asset impairment charges, restructuring charges, share-based compensation expense and intangible asset amortization expense. The Company now expects the year-over-year comparison of adjusted diluted EPS from continuing operations to be impacted by an expected increase in growth investments in support of the Company’s Leadership Brands of 18% to 22% in fiscal 2019, an increase from the Company's prior outlook of a 14% to 18% increase. As a result, the Company expects some compression in adjusted diluted EPS from continuing operations in the third quarter of the fiscal year. The timing and execution of the Company’s marketing expenditures can vary significantly from planned amounts, which could materially impact adjusted diluted EPS results from quarter to quarter and compared to expectations.

The Company’s diluted EPS from continuing operations outlook assumes that September 2018 foreign currency exchange rates will remain constant for the remainder of the fiscal year. The diluted earnings per share outlook is based on an updated estimated weighted average diluted shares outstanding of 26.6 million.

As previously announced, the Company has initiated Project Refuel, which is now targeting annualized profit improvement of approximately $8.0 million to $10.0 million over the duration of the plan. The plan is estimated to be completed by the first quarter of fiscal 2020, and the Company now expects to incur total cumulative restructuring charges in the range of $4.4 million to $5.5 million over the period of the plan.

The Company now expects a reported GAAP effective tax rate range of 8.5% to 10.5%, and an adjusted effective tax rate range of 8.0% to 10.0% for the full fiscal year 2019.  Please refer to the schedule entitled “Effective Tax Rate (GAAP) and Adjusted Effective Tax Rate (Non-GAAP)” in the accompanying tables to this press release.

The likelihood and potential impact of any fiscal 2019 acquisitions and divestitures, future asset impairment charges, future foreign currency fluctuations, or further share repurchases are unknown and cannot be reasonably estimated; therefore, they are not included in the Company’s sales and earnings outlook.

Conference Call and Webcast
The Company will conduct a teleconference in conjunction with today’s earnings release. The teleconference begins at 9:00 a.m. Eastern Time today, Tuesday, October 9, 2018. Investors and analysts interested in participating in the call are invited to dial (800) 458-4121 approximately ten minutes prior to the start of the call. The conference call will also be webcast live at:  http://investor.hotus.com/. A telephone replay of this call will be available at 12:00 p.m. Eastern Time on October 9, 2018 until 11:59 p.m. Eastern Time on October 16, 2018 and can be accessed by dialing (844) 512-2921 and entering replay pin number 3657058. A replay of the webcast will remain available on the website for one year.

Non-GAAP Financial Measures
The Company reports and discusses its operating results using financial measures consistent with accounting principles generally accepted in the United States of America (“GAAP”). To supplement its presentation, the Company discloses certain financial measures that may be considered non-GAAP financial measures, such as Leadership Brand net sales, adjusted operating income, adjusted operating margin, adjusted effective tax rate, adjusted income, adjusted diluted earnings per share, EBITDA and adjusted EBITDA, which are presented in accompanying tables to this press release along with a reconciliation of these financial measures to their corresponding GAAP-based measures presented in the Company’s condensed consolidated statements of income. All references to our continuing operations exclude the Nutritional Supplements segment.

About Helen of Troy Limited
Helen of Troy Limited (NASDAQ: HELE) is a leading global consumer products company offering creative solutions for its customers through a strong portfolio of well-recognized and widely-trusted brands, including OXO, Hydro Flask, Vicks, Braun, Honeywell, PUR, and Hot Tools. All trademarks herein belong to Helen of Troy Limited (or its affiliates) and/or are used under license from their respective licensors.

For more information about Helen of Troy, please visit http://investor.hotus.com/

Forward Looking Statements
Certain written and oral statements made by our Company and subsidiaries of our Company may constitute “forward-looking statements” as defined under the Private Securities Litigation Reform Act of 1995. This includes statements made in this press release. Generally, the words “anticipates”, “believes”, “expects”, “plans”, “may”, “will”, “should”, “seeks”, “estimates”, “project”, “predict”, “potential”, “continue”, “intends”, and other similar words identify forward-looking statements. All statements that address operating results, events or developments that we expect or anticipate will occur in the future, including statements related to sales, earnings per share results, and statements expressing general expectations about future operating results, are forward-looking statements and are based upon our current expectations and various assumptions. We believe there is a reasonable basis for our expectations and assumptions, but there can be no assurance that we will realize our expectations or that our assumptions will prove correct. Forward-looking statements are subject to risks that could cause them to differ materially from actual results. Accordingly, we caution readers not to place undue reliance on forward-looking statements. The forward-looking statements contained in this press release should be read in conjunction with, and are subject to and qualified by, the risks described in the Company’s Form 10-K for the year ended February 28, 2018, and in our other filings with the SEC. Investors are urged to refer to the risk factors referred to above for a description of these risks. Such risks include, among others, our ability to deliver products to our customers in a timely manner and according to their fulfillment standards, the costs of complying with the business demands and requirements of large sophisticated customers, our relationships with key customers and licensors, our dependence on the strength of retail economies and vulnerabilities to any prolonged economic downturn, our dependence on sales to several large customers and the risks associated with any loss or substantial decline in sales to top customers, expectations regarding any proposed restructurings, our recent and future acquisitions or divestitures, including our ability to realize anticipated cost savings, synergies and other benefits along with our ability to effectively integrate acquired businesses or separate divested businesses, circumstances which may contribute to future impairment of goodwill, intangible or other long-lived assets, the retention and recruitment of key personnel, foreign currency exchange rate fluctuations, disruptions in U.S., U.K., Eurozone, and other international credit markets, risks associated with weather conditions, the duration and severity of the cold and flu season and other related factors, our dependence on foreign sources of supply and foreign manufacturing, and associated operational risks including, but not limited to, long lead times, consistent local labor availability and capacity, and timely availability of sufficient shipping carrier capacity, labor and energy on cost of goods sold and certain operating expenses, the geographic concentration and peak season capacity of certain U.S. distribution facilities increases our exposure to significant shipping disruptions and added shipping and storage costs, our projections of product demand, sales and net income are highly subjective in nature and future sales and net income could vary in a material amount from such projections, the risks associated with the use of trademarks licensed from and to third parties, our ability to develop and introduce a continuing stream of new products to meet changing consumer preferences, trade barriers, exchange controls, expropriations, and other risks associated with U.S. and foreign operations, the risks associated with significant tariffs or other restrictions on imports from China or any retaliatory trade measures taken by China, the risks to our liquidity as a result of changes to capital market conditions and other constraints or events that impose constraints on our cash resources and ability to operate our business, the costs, complexity and challenges of upgrading and managing our global information systems, the risks associated with information security breaches, the risks associated with product recalls, product liability, other claims, and related litigation against us, the risks associated with accounting for tax positions, tax audits and related disputes with taxing authorities, the risks of potential changes in laws in the U.S. or abroad, including tax laws, regulations or treaties, employment and health insurance laws and regulations, and laws relating to environmental policy, personal data, financial regulation, transportation policy and infrastructure policy along with the costs and complexities of compliance with such laws, and our ability to continue to avoid classification as a controlled foreign corporation. We undertake no obligation to publicly update or revise any forward-looking statements as a result of new information, future events or otherwise.

Investor Contact:
Helen of Troy Limited
Anne Rakunas, Director, External Communications
(915) 225-4841

ICR, Inc.
Allison Malkin, Sr. Managing Director
(203) 682-8200

Condensed Consolidated Statements of Income
(Unaudited)
(in thousands, except per share data)

	Three Months Ended August 31,
	2018		2017
Sales revenue, net (9)	$393,548	100.0%	$344,949	100.0%
Cost of goods sold	238,375	60.6%	201,472	58.4%
Gross profit	155,173	39.4%	143,477	41.6%
Selling, general and administrative expense ("SG&A") (9)	103,654	26.3%	103,770	30.1%
Asset impairment charges (8)	—	—%	—	—%
Restructuring charges (3)	859	0.2%	—	—%
Operating income	50,660	12.9%	39,707	11.5%
Nonoperating income, net	85	—%	81	—%
Interest expense	(2,755)	(0.7)%	(3,754)	(1.1)%
Income before income tax	47,990	12.2%	36,034	10.4%
Income tax expense	3,973	1.0%	1,462	0.4%
Income from continuing operations	44,017	11.2%	34,572	10.0%
Loss from discontinued operations, net of tax	—	—%	(25,639)	(7.4)%
Net income	$44,017	11.2%	$8,933	2.6%
Earnings (loss) per share - diluted:
Continuing operations	$1.66		$1.26
Discontinued operations	—		(0.94)
Total earnings per share - diluted	$1.66		$0.33

Weighted average shares of common stock used in computing diluted earnings per share	26,557		27,401

	Six Months Ended August 31,
	2018		2017
Sales revenue, net (9)	$748,227	100.0%	$670,440	100.0%
Cost of goods sold	446,496	59.7%	395,393	59.0%
Gross profit	301,731	40.3%	275,047	41.0%
SG&A (9)	205,160	27.4%	200,757	29.9%
Asset impairment charges (8)	—	—%	4,000	0.6%
Restructuring charges (3)	2,584	0.3%	—	—%
Operating income	93,987	12.6%	70,290	10.5%
Nonoperating income, net	160	—%	247	—%
Interest expense	(5,442)	(0.7)%	(7,479)	(1.1)%
Income before income tax	88,705	11.9%	63,058	9.4%
Income tax expense	6,515	0.9%	1,178	0.2%
Income from continuing operations	82,190	11.0%	61,880	9.2%
Loss from discontinued operations, net of tax	(381)	(0.1)%	(47,079)	(7.0)%
Net income	$81,809	10.9%	$14,801	2.2%
Earnings (loss) per share - diluted:
Continuing operations	$3.09		$2.26
Discontinued operations	(0.01)		(1.72)
Total earnings per share - diluted	$3.07		$0.54

Weighted average shares of common stock used in computing diluted earnings per share	26,612		27,323

HELEN OF TROY LIMITED AND SUBSIDIARIES
Condensed Consolidated Statements of Income and Reconciliation of Non-GAAP Financial Measures – Adjusted Operating Income, Adjusted Income and Adjusted Diluted Earnings Per Share (“EPS”) (1)
(Unaudited)
(in thousands, except per share data)

	Three Months Ended August 31, 2018
	As Reported (GAAP)		Adjustments		Adjusted (Non-GAAP)
Sales revenue, net (9)	$393,548	100.0%	$—		$393,548	100.0%
Cost of goods sold	238,375	60.6%	—		238,375	60.6%
Gross profit	155,173	39.4%	—		155,173	39.4%
SG&A (9)	103,654	26.3%	(3,402)	(4)	95,563	24.3%
			(4,689)	(5)
Asset impairment charges (8)	—	—%	—		—	—%
Restructuring charges (3)	859	0.2%	(859)	(3)	—	—%
Operating income	50,660	12.9%	8,950		59,610	15.1%
Nonoperating income, net	85	—%	—		85	—%
Interest expense	(2,755)	(0.7)%	—		(2,755)	(0.7)%
Income before income tax	47,990	12.2%	8,950		56,940	14.5%
Income tax expense	3,973	1.0%	434		4,407	1.1%
Income from continuing operations	44,017	11.2%	8,516		52,533	13.3%
Diluted EPS from continuing operations	$1.66		$0.32		$1.98
Weighted average shares of common stock used in computing diluted EPS	26,557				26,557

	Three Months Ended August 31, 2017
	As Reported (GAAP)		Adjustments		Adjusted (Non-GAAP)
Sales revenue, net (9)	$344,949	100.0%	$—		$344,949	100.0%
Cost of goods sold	201,472	58.4%	—		201,472	58.4%
Gross profit	143,477	41.6%	—		143,477	41.6%
SG&A (9)	103,770	30.1%	(4,690)	(4)	92,392	26.8%
			(3,092)	(5)
			(3,596)	(7)
Asset impairment charges (8)	—	—%	—		—	—%
Restructuring charges (3)	—	—%	—		—	—%
Operating income	39,707	11.5%	11,378		51,085	14.8%
Nonoperating income, net	81	—%	—		81	—%
Interest expense	(3,754)	(1.1)%	—		(3,754)	(1.1)%
Income before income tax	36,034	10.4%	11,378		47,412	13.7%
Income tax expense	1,462	0.4%	743		2,205	0.6%
Income from continuing operations	34,572	10.0%	10,635		45,207	13.1%
Diluted EPS from continuing operations	$1.26		$0.39		$1.65
Weighted average shares of common stock used in computing diluted EPS	27,401				27,401

Condensed Consolidated Statements of Income and Reconciliation of Non-GAAP Financial Measures – Adjusted Operating Income, Adjusted Income and Adjusted Diluted Earnings Per Share (“EPS”) (1)
(Unaudited)
(in thousands, except per share data)

	Six Months Ended August 31, 2018
	As Reported (GAAP)		Adjustments		Adjusted (Non-GAAP)
Sales revenue, net (9)	$748,227	100.0%	$—		$748,227	100.0%
Cost of goods sold	446,496	59.7%	—		446,496	59.7%
Gross profit	301,731	40.3%	—		301,731	40.3%
SG&A (9)	205,160	27.4%	(7,522)	(4)	186,625	24.9%
			(11,013)	(5)
Asset impairment charges (8)	—	—%	—		—	—%
Restructuring charges (3)	2,584	0.3%	(2,584)	(3)	—	—%
Operating income	93,987	12.6%	21,119		115,106	15.4%
Nonoperating income, net	160	—%	—		160	—%
Interest expense	(5,442)	(0.7)%	—		(5,442)	(0.7)%
Income before income tax	88,705	11.9%	21,119		109,824	14.7%
Income tax expense	6,515	0.9%	979		7,494	1.0%
Income from continuing operations	82,190	11.0%	20,140		102,330	13.7%
Diluted EPS from continuing operations	$3.09		$0.76		$3.85
Weighted average shares of common stock used in computing diluted EPS	26,612				26,612

	Six Months Ended August 31, 2017
	As Reported (GAAP)		Adjustments		Adjusted (Non-GAAP)
Sales revenue, net (9)	$670,440	100.0%	$—		$670,440	100.0%
Cost of goods sold	395,393	59.0%	—		395,393	59.0%
Gross profit	275,047	41.0%	—		275,047	41.0%
SG&A (9)	200,757	29.9%	(9,538)	(4)	181,393	27.1%
			(6,230)	(5)
			(3,596)	(7)
Asset impairment charges (8)	4,000	0.6%	(4,000)	(8)	—	—%
Restructuring charges (3)	—	—%	—		—	—%
Operating income	70,290	10.5%	23,364		93,654	14.0%
Nonoperating income, net	247	—%	—		247	—%
Interest expense	(7,479)	(1.1)%	—		(7,479)	(1.1)%
Income before income tax	63,058	9.4%	23,364		86,422	12.9%
Income tax expense	1,178	0.2%	1,749		2,927	0.4%
Income from continuing operations	61,880	9.2%	21,615		83,495	12.5%
Diluted EPS from continuing operations	$2.26		$0.79		$3.06
Weighted average shares of common stock used in computing diluted EPS	27,323				27,323

Consolidated and Segment Net Sales, Operating Margin and Adjusted Operating Margin (non-GAAP) (1)
(Unaudited)
(in thousands)

	Three Months Ended August 31,
	Housewares	Health & Home	Beauty	Total
Fiscal 2018 sales revenue, net	$115,124	$146,063	$83,762	$344,949
Core business growth (decline)	22,340	29,588	(3,076)	48,852
Impact of foreign currency	34	132	(419)	(253)
Change in sales revenue, net	22,374	29,720	(3,495)	48,599
Fiscal 2019 sales revenue, net	$137,498	$175,783	$80,267	$393,548
Total net sales revenue growth (decline)	19.4%	20.3%	(4.2)%	14.1%
Core business growth (decline)	19.4%	20.3%	(3.7)%	14.2%
Impact of foreign currency	—%	0.1%	(0.5)%	(0.1)%
Operating margin (GAAP)
Fiscal 2019	20.6%	7.8%	10.8%	12.9%
Fiscal 2018	20.3%	5.1%	10.7%	11.5%
Adjusted operating margin (non-GAAP)
Fiscal 2019	22.4%	10.5%	12.8%	15.1%
Fiscal 2018	22.4%	9.6%	13.6%	14.8%

	Six Months Ended August 31,
	Housewares	Health & Home	Beauty	Total
Fiscal 2018 sales revenue, net	$213,789	$294,352	$162,299	$670,440
Core business growth (decline)	40,586	41,971	(7,974)	74,583
Impact of foreign currency	426	2,891	(113)	3,204
Change in sales revenue, net	41,012	44,862	(8,087)	77,787
Fiscal 2019 sales revenue, net	$254,801	$339,214	$154,212	$748,227
Total net sales revenue growth (decline)	19.2%	15.2%	(5.0)%	11.6%
Core business growth (decline)	19.0%	14.3%	(4.9)%	11.1%
Impact of foreign currency	0.2%	1.0%	(0.1)%	0.5%
Operating margin (GAAP)
Fiscal 2019	19.8%	9.8%	6.6%	12.6%
Fiscal 2018	19.3%	7.4%	4.5%	10.5%
Adjusted operating margin (non-GAAP)
Fiscal 2019	22.1%	12.8%	9.9%	15.4%
Fiscal 2018	21.2%	10.9%	10.0%	14.0%

Leadership Brand Net Sales Revenue (1) (2)
(Unaudited)
(in thousands)

	Three Months Ended August 31,		Six Months Ended August 31,
	2018	2017	2018	2017
Leadership Brand sales revenue, net	$319,045	$264,860	$599,804	$509,706
All other sales revenue, net	74,503	80,089	148,423	160,734
Total sales revenue, net	$393,548	$344,949	$748,227	$670,440

SELECTED OTHER DATA
Reconciliation of Non-GAAP Financial Measures – GAAP Operating Income
to Adjusted Operating Income (non-GAAP) (1)
(Unaudited)
(in thousands)

	Three Months Ended August 31, 2018
	Housewares		Health & Home		Beauty		Total
Operating income, as reported (GAAP)	$28,329	20.6%	$13,631	7.8%	$8,700	10.8%	$50,660	12.9%
Restructuring charges (3)	—	—	—	—	859	1.1%	859	0.2%
Subtotal	28,329	20.6%	13,631	7.8%	9,559	11.9%	51,519	13.1%
Amortization of intangible assets	511	0.4%	2,704	1.5%	186	0.2%	3,401	0.9%
Non-cash share-based compensation	1,994	1.5%	2,156	1.2%	539	0.7%	4,689	1.2%
Adjusted operating income (non-GAAP)	$30,834	22.4%	$18,491	10.5%	$10,284	12.8%	$59,609	15.1%

	Three Months Ended August 31, 2017
	Housewares		Health & Home		Beauty		Total
Operating income, as reported (GAAP)	$23,340	20.3%	$7,415	5.1%	$8,952	10.7%	$39,707	11.5%
TRU bankruptcy charge (7)	956	0.8%	2,640	1.8%	—	—	3,596	1.0%
Subtotal	24,296	21.1%	10,055	6.9%	8,952	10.7%	43,303	12.6%
Amortization of intangible assets	485	0.4%	2,790	1.9%	1,415	1.7%	4,690	1.4%
Non-cash share-based compensation	$970	0.8%	$1,132	0.8%	$990	1.2%	$3,092	0.9%
Adjusted operating income (non-GAAP)	$25,751	22.4%	$13,977	9.6%	$11,357	13.6%	$51,085	14.8%

	Six Months Ended August 31, 2018
	Housewares		Health & Home		Beauty		Total
Operating income, as reported (GAAP)	$50,512	19.8%	$33,288	9.8%	$10,187	6.6%	$93,987	12.6%
Restructuring charges (3)	760	0.3%	358	0.1%	1,466	1.0%	2,584	0.3%
Subtotal	51,272	20.1%	33,646	9.9%	11,653	7.6%	96,571	12.9%
Amortization of intangible assets	985	0.4%	5,408	1.6%	1,129	0.7%	7,522	1.0%
Non-cash share-based compensation	3,980	1.6%	4,482	1.3%	2,551	1.7%	11,013	1.5%
Adjusted operating income (non-GAAP)	$56,237	22.1%	$43,536	12.8%	$15,333	9.9%	$115,106	15.4%

	Six Months Ended August 31, 2017
	Housewares		Health & Home		Beauty		Total
Operating income, as reported (GAAP)	$41,276	19.3%	$21,659	7.4%	$7,355	4.5%	$70,290	10.5%
Asset impairment charges (8)	—	—	—	—	4,000	2.5%	4,000	0.6%
TRU bankruptcy charge (7)	956	0.4%	2,640	0.9%	—	—	3,596	0.5%
Subtotal	42,232	19.8%	24,299	8.3%	11,355	7.0%	77,886	11.6%
Amortization of intangible assets	1,129	0.5%	5,576	1.9%	2,833	1.7%	9,538	1.4%
Non-cash share-based compensation	1,941	0.9%	2,260	0.8%	2,029	1.3%	6,230	0.9%
Adjusted operating income (non-GAAP)	$45,302	21.2%	$32,135	10.9%	$16,217	10.0%	$93,654	14.0%

SELECTED OTHER DATA
Reconciliation of Non-GAAP Financial Measures - EBITDA
(Earnings Before Interest, Taxes, Depreciation and Amortization) and Adjusted EBITDA by Segment (1)
(Unaudited)
(in thousands)

	Three Months Ended August 31, 2018
	Housewares	Health & Home	Beauty	Total
Operating income, as reported (GAAP)	$28,329	$13,631	$8,700	$50,660
Depreciation and amortization, excluding amortized interest	1,522	4,229	1,562	7,313
Nonoperating income, net	—	—	85	85
EBITDA (non-GAAP)	29,851	17,860	10,347	58,058
Add: Restructuring charges (3)	—	—	859	859
Non-cash share-based compensation	1,994	2,156	539	4,689
Adjusted EBITDA (non-GAAP)	$31,845	$20,016	$11,745	$63,606

	Three Months Ended August 31, 2017
	Housewares	Health & Home	Beauty	Total
Operating income, as reported (GAAP)	$23,340	$7,415	$8,952	$39,707
Depreciation and amortization, excluding amortized interest	1,419	4,183	2,813	8,415
Nonoperating income, net	—	—	81	81
EBITDA (non-GAAP)	24,759	11,598	11,846	48,203
Add: TRU bankruptcy charge (7)	956	2,640	—	3,596
Non-cash share-based compensation	970	1,132	990	3,092
Adjusted EBITDA (non-GAAP)	$26,685	$15,370	$12,836	$54,891

	Six Months Ended August 31, 2018
	Housewares	Health & Home	Beauty	Total
Operating income, as reported (GAAP)	$50,512	$33,288	$10,187	$93,987
Depreciation and amortization, excluding amortized interest	3,006	8,377	3,912	15,295
Nonoperating income, net	—	—	160	160
EBITDA (non-GAAP)	53,518	41,665	14,259	109,442
Add: Restructuring charges (3)	760	358	1,466	2,584
Non-cash share-based compensation	3,980	4,482	2,551	11,013
Adjusted EBITDA (non-GAAP)	$58,258	$46,505	$18,276	$123,039

	Six Months Ended August 31, 2017
	Housewares	Health & Home	Beauty	Total
Operating income, as reported (GAAP)	$41,276	$21,659	$7,355	$70,290
Depreciation and amortization, excluding amortized interest	2,846	8,321	5,589	16,756
Nonoperating income, net	—	—	247	247
EBITDA (non-GAAP)	44,122	29,980	13,191	87,293
Add: TRU bankruptcy charge (7)	956	2,640	—	3,596
Non-cash asset impairment charges	—	—	4,000	4,000
Non-cash share-based compensation	1,941	2,260	2,029	6,230
Adjusted EBITDA (non-GAAP)	$47,019	$34,880	$19,220	$101,119

Reconciliation of GAAP Income and Diluted Earnings Per Share  (“EPS”) from Continuing Operations to Adjusted Income and Adjusted EPS from Continuing Operations (non-GAAP) (1)(Unaudited)
(dollars in thousands, except per share data)

	Three Months Ended August 31, 2018
	Income from Continuing Operations			Diluted EPS
	Before Tax	Tax	Net of Tax	Before Tax	Tax	Net of Tax
As reported (GAAP)	$47,990	$3,973	$44,017	$1.81	$0.15	$1.66
Restructuring charges (3)	859	41	818	0.03	—	0.03
Subtotal	48,849	4,014	44,835	1.84	0.15	1.69
Amortization of intangible assets	3,402	56	3,346	0.13	—	0.13
Non-cash share-based compensation	4,689	337	4,352	0.18	0.01	0.16
Adjusted (non-GAAP)	$56,940	$4,407	$52,533	$2.14	$0.17	$1.98

Weighted average shares of common stock used in computing diluted EPS						26,557

	Three Months Ended August 31, 2017
	Income from Continuing Operations			Diluted EPS
	Before Tax	Tax	Net of Tax	Before Tax	Tax	Net of Tax
As reported (GAAP)	$36,034	$1,462	$34,572	$1.32	$0.05	$1.26
TRU bankruptcy charge (7)	3,596	204	3,392	0.13	0.01	0.12
Subtotal	39,630	1,666	37,964	1.45	0.06	1.39
Amortization of intangible assets	4,690	198	4,492	0.17	0.01	0.16
Non-cash share-based compensation	3,092	341	2,751	0.11	0.01	0.10
Adjusted (non-GAAP)	$47,412	$2,205	$45,207	$1.73	$0.08	$1.65

Weighted average shares of common stock used in computing diluted EPS						27,401

	Six Months Ended August 31, 2018
	Income from Continuing Operations			Diluted EPS
	Before Tax	Tax	Net of Tax	Before Tax	Tax	Net of Tax
As reported (GAAP)	$88,705	$6,515	$82,190	$3.33	$0.24	$3.09
Restructuring charges (3)	2,584	183	2,401	0.10	0.01	0.09
Subtotal	91,289	6,698	84,591	3.43	0.25	3.18
Amortization of intangible assets	7,522	190	7,332	0.28	0.01	0.28
Non-cash share-based compensation	11,013	606	10,407	0.41	0.02	0.39
Adjusted (non-GAAP)	$109,824	$7,494	$102,330	$4.13	$0.28	$3.85

Weighted average shares of common stock used in computing diluted EPS						26,612

	Six Months Ended August 31, 2017
	Income from Continuing Operations			Diluted EPS
	Before Tax	Tax	Net of Tax	Before Tax	Tax	Net of Tax
As reported (GAAP)	$63,058	$1,178	$61,880	$2.31	$0.04	$2.26
Asset impairment charges	4,000	418	3,582	0.15	0.02	0.13
TRU bankruptcy charge (7)	3,596	204	3,392	0.13	0.01	0.12
Subtotal	70,654	1,800	68,854	2.59	0.07	2.52
Amortization of intangible assets	9,538	447	9,091	0.35	0.02	0.33
Non-cash share-based compensation	6,230	680	5,550	0.23	0.02	0.20
Adjusted (non-GAAP)	$86,422	$2,927	$83,495	$3.16	$0.11	$3.06

Weighted average shares of common stock used in computing diluted EPS						27,323

Selected Consolidated Balance Sheet, Cash Flow and Liquidity Information (6)
(Unaudited)
(in thousands)

	August 31,
	2018	2017
Balance Sheet:
Cash and cash equivalents	$19,915	$14,095
Receivables, net	313,615	243,548
Inventory, net	284,828	318,701
Total assets, current	636,367	589,098
Total assets	1,694,588	1,651,711
Total liabilities, current	298,007	308,120
Total long-term liabilities	320,841	444,192
Total debt	301,076	444,266
Consolidated stockholders' equity	1,075,740	1,037,339
Liquidity:
Working capital	$338,360	$280,978

	Six Months Ended August 31,
	2018	2017
Cash Flow:
Depreciation and amortization	$15,295	$16,756
Net cash provided by operating activities	37,311	59,404
Capital and intangible asset expenditures	13,061	7,605
Net debt proceeds (repayments)	10,700	(42,000)
Payments for repurchases of common stock	37,067	—

Fiscal 2019 Revised Outlook for Net Sales Revenue After Adoption of Revenue Recognition Standard
(Unaudited)
(in thousands)

	Fiscal 2018	Revised Outlook for Fiscal 2019
Net sales revenue prior to adoption	$1,489,747	$1,548,000	—	$1,573,000
Reclassification of expense from SG&A to net sales revenue	(10,901)	(13,000)	—	(13,000)
Expected net sales revenue after adoption	$1,478,846	$1,535,000	—	$1,560,000

Fiscal 2019 net sales revenue growth after adoption		3.8%	—	5.5%

Reconciliation of Fiscal 2019 Outlook for GAAP Diluted Earnings Per Share (“EPS”) from Continuing Operations to Adjusted Diluted EPS from Continuing Operations (non-GAAP) (1)
(Unaudited)

	Six Months Ended August 31, 2018	Outlook for the Balance of the Fiscal Year (Six Months)			Revised Outlook Fiscal 2019
Diluted EPS from continuing operations, as reported (GAAP)	$3.09	$3.22	—	$3.37	$6.31	—	$6.46
Restructuring charges, net of tax	0.09	0.01	—	0.04	0.10	—	0.13
Subtotal	3.18	3.23	—	3.41	6.41	—	6.59
Amortization of intangible assets, net of tax	0.28	0.23	—	0.25	0.51	—	0.53
Non-cash share-based compensation, net of tax	0.39	0.34	—	0.39	0.73	—	0.78
Adjusted diluted EPS from continuing operations (non-GAAP)	$3.85	$3.80	—	$4.05	$7.65	—	$7.90

Effective Tax Rate (GAAP) and Adjusted Effective Tax Rate (Non-GAAP) (1)
(Unaudited)

	Six Months Ended August 31, 2018	Outlook for the Balance of the Fiscal Year (Six Months)			Revised Outlook Fiscal 2019
Effective tax rate, as reported (GAAP)	7.3%	9.4%	—	13.1%	8.5%	—	10.5%
Restructuring charges	(0.1)%	—%	—	—%	—%	—	—%
Subtotal	7.2%	9.4%	—	13.1%	8.5%	—	10.5%
Amortization of intangible assets	(0.3)%	(0.3)%	—	(0.3)%	(0.3)%	—	(0.3)%
Non-cash share based compensation	(0.1)%	(0.2)%	—	(0.2)%	(0.2)%	—	(0.2)%
Adjusted effective tax rate	6.8%	8.9%	—	12.6%	8.0%	—	10.0%

HELEN OF TROY LIMITED AND SUBSIDIARIES
Notes to Press Release

(1)
This press release contains non-GAAP financial measures. Leadership Brand net sales revenue, adjusted operating income, adjusted operating margin, adjusted effective tax rate, adjusted income, adjusted diluted earnings per share, EBITDA, and adjusted EBITDA (“Non-GAAP measures”) that are discussed in the accompanying press release or in the preceding tables may be considered non-GAAP financial information as contemplated by SEC Regulation G, Rule 100. Accordingly, we are providing the preceding tables that reconcile these measures to their corresponding GAAP-based measures presented in our Consolidated Statements of Income in the accompanying tables to the press release. The Company believes that these non-GAAP measures provide useful information to management and investors regarding financial and business trends relating to its financial condition and results of operations. We believe that these non-GAAP financial measures, in combination with the Company’s financial results calculated in accordance with GAAP, provide investors with additional perspective regarding the impact of certain charges on net income and earnings per share. We also believe that these non-GAAP measures facilitate a more direct comparison of the Company’s performance with its competitors. We further believe that including the excluded charges would not accurately reflect the underlying performance of the Company’s continuing operations for the period in which the charges are incurred, even though such charges may be incurred and reflected in the Company’s GAAP financial results in the near future. Additionally, the non-GAAP measures are used by management for measuring and evaluating the Company’s performance. The material limitation associated with the use of the non-GAAP measures is that the non-GAAP measures do not reflect the full economic impact of the Company’s activities. These non-GAAP measures are not prepared in accordance with GAAP, are not an alternative to GAAP financial information, and may be calculated differently than non-GAAP financial information disclosed by other companies. Accordingly, undue reliance should not be placed on non-GAAP information.

(2)	Leadership Brand net sales consists of revenue from the OXO, Honeywell, Braun, PUR, Hydro Flask, Vicks and Hot Tools brands.

(3)	Charges incurred in conjunction with the Company’s restructuring plan (Project Refuel) for the three and six months ended August 31, 2018, with no comparable charges for the same period last year.

(4)	Amortization of intangible assets.

(5)	Non-cash share-based compensation.

(6)	Amounts presented are from continuing operations with the exception of stockholders’ equity, which is presented on a consolidated basis and includes discontinued operations.

(7)	A $3.6 million charge ($3.4 million after tax) related to the Toys “R” Us, Inc. (“TRU”) bankruptcy for both the three and six months ended August 31, 2017.

(8)
There were no asset impairment charges recorded in continuing operations during the three months ended August 31, 2018 and 2017, respectively. There were no asset impairment charges recorded in continuing operations during the six months ended August 31, 2018, compared to a pre-tax non-cash asset impairment charge of $4.0 million recorded during the six months ended August 31, 2017 in our Beauty segment.

(9)	We adopted ASU 2014-09 in the first quarter of fiscal 2019 and have reclassified amounts in the prior year’s statement of income to conform to the current period’s presentation, as follows:

	Before Reclassification		After Reclassification
Statement of Income (in thousands)	Three Months Ended August 31, 2017	Reclassification	Three Months Ended August 31, 2017
Sales revenue, net	$347,205	$(2,256)	$344,949
SG&A	$106,026	$(2,256)	$103,770

	Before Reclassification		After Reclassification
Statement of Income (in thousands)	Six Months Ended August 31, 2017	Reclassification	Six Months Ended August 31, 2017
Sales revenue, net	$675,191	$(4,751)	$670,440
SG&A	$205,508	$(4,751)	$200,757